                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                         ANDREA ELECTRONICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         ANDREA ELECTRONICS CORPORATION
                              45 Melville Park Road
                            Melville, New York 11747
                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 7, 2001
                      ------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ANDREA ELECTRONICS CORPORATION ("Company") will be held at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York 11747, on Tuesday, August 7, 2001 at 9:30 a.m. local time, for the following purposes:

1. To elect eight directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2. To authorize an amendment to the Restated Certificate of Incorporation, as amended, of the Company to increase the authorized shares of Common Stock to 70,000,000 shares from 35,000,000 shares;

3. To authorize an amendment to the Andrea Electronics Corporation 1998 Stock Plan, to increase the number of shares of the Company's common stock issuable thereunder to 4,375,000 shares from 3,675,000 shares;

4. To approve the issuance of shares of Common Stock upon the conversion of the Company's Series B convertible preferred stock and upon exercise of the related warrant to the extent such issuance would require stockholder approval under standards of the American Stock Exchange;

5. To approve the issuance of shares of Common Stock upon the conversion of the Company's Series C convertible preferred stock to the extent such issuance would require stockholder approval under the standards of the American Stock Exchange;

6. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 2001; and

7. To transact such other business as may properly come before the meeting and any adjournment thereof.

         The transfer books will not be closed for the Annual Meeting. Only shareholders of record at the close of business on June 29, 2001 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. Our 2000 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

         YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION RELEVANT TO THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED, POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                          By Order of the Board of Directors


                                          /s/ Richard A. Maue
                                          -----------------------------
                                          Richard A. Maue
                                          Secretary
Melville, New York
July 6, 2001

                         ANDREA ELECTRONICS CORPORATION
                            -------------------------

                                 PROXY STATEMENT
                            -------------------------

                               GENERAL INFORMATION


                                 ANNUAL MEETING

         This Proxy Statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors of Andrea Electronics Corporation ("Company") to be used at the Annual Meeting of Shareholders of the Company to be held on August 7, 2001 and any adjournment or adjournments thereof ("Annual Meeting"). The matters to be considered at the meeting are set forth in the attached Notice of Meeting.

         The Company's executive offices are located at 45 Melville Park Road, Melville, New York 11747. On or about June 29, 2001, this Proxy Statement, the enclosed form of proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000, which contains audited financial statements, are to be mailed to shareholders of record as of the close of business on June 29, 2001. The Company will furnish to any shareholder copies of any exhibits listed in the Form 10-K contained in the Annual Report upon such shareholder's request and payment of a fee not exceeding the reasonable expenses of furnishing such copies.

                           SOLICITATION AND REVOCATION

         Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted "FOR" the election of the nominees listed below under the caption "Election Of Directors," "FOR" the increase in the number of authorized shares of the Company's common stock (the "Common Stock") to 70,000,000 shares from 35,000,000 shares, "FOR" the amendment to the Andrea Electronics Corporation 1998 Stock Plan (the "1998 Plan") under which the issuable number of shares of the Common Stock would be increased to 4,375,000 shares from 3,675,000 shares, "FOR" the issuance of Common Stock upon conversion of the Company's Series B convertible preferred stock (the "B Preferred Stock"), and upon exercise of the related warrant, to the extent such issuance would require stockholder approval under standards of the American Stock Exchange, "FOR" the issuance of Common Stock upon conversion of the Company's Series C convertible preferred stock (the "C Preferred Stock") to the extent such issuance would require stockholder approval under standards of the American Stock Exchange, "FOR" the selection of Arthur Andersen LLP to serve as the Company's independent accountants for the year ending December 31, 2001, and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the meeting and any adjournments thereof. In the unanticipated event that any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy.

                                  REQUIRED VOTE

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

         A plurality of the votes cast is required for the election of Directors. Abstentions and broker "non-votes" are not counted as votes cast for purposes of the election of Directors. The affirmative vote of a majority of outstanding shares of common stock entitled to vote is required to approve the amendment to the Restated Certificate of Incorporation. Abstentions and broker "non-votes" will have the effect of a vote against this proposal. The affirmative vote of a majority of the votes cast is required to approve the amendment to the 1998 Plan, the issuance of Common Stock upon conversion of the B Preferred Stock and related warrant, the issuance of Common Stock upon conversion of the C Preferred Stock and the appointment of Arthur Andersen LLP with abstentions and broker "non-votes" not counted as votes cast for purposes of these proposals.

                         RECORD DATE; OUTSTANDING SHARES

         The Board of Directors has fixed the close of business on June 29, 2001 as the record date for the determination of shareholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on June 29, 2001, an aggregate of 14,786,857 shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting. The Company's shareholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of June 29, 2001 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of the Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group.

                                                  AMOUNT AND
                                                   NATURE OF
                                                  BENEFICIAL          PERCENT
        NAME OF BENEFICIAL OWNER                 OWNERSHIP (1)     OF CLASS (12)
        ----------------------------           -----------------   -------------

        Camille Andrea Casling (2)                 753,507              5.10%
        ANC-I Limited Partnership (2)              247,000              1.67
        Douglas J. Andrea (2)                      707,338   (3)        4.59
        John N. Andrea (2)                         596,492   (4)        3.90
        Christopher P. Sauvigne                    253,750   (5)        1.69
        Richard A. Maue                            117,000   (6)        *
        Paul M. Morris                              41,000   (7)        *
        Scott Koondel                               50,000   (8)        *
        Gary A. Jones                               49,500   (9)        *
        Jack Lahav                                      --              *
        John R. Larkin                              38,000  (10)        *
        Directors and Executive Officers         1,853,050  (11)       11.30%
           as a group (9 persons)
        ------------------------------------
        *Less than 1%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The information concerning the shareholders is based upon information furnished to the Company by such shareholders. Except as otherwise indicated, all of the shares next to each identified person or group are owned of record and beneficially by such person or each person within such group and such persons have sole voting and investment power with respect thereto.
(2) Camille Andrea Casling is the aunt of John N. Andrea and Douglas J. Andrea. ANC-I Limited Partnership is a Delaware limited partnership, of which John
     N. Andrea and Douglas J. Andrea are limited partners. The address of each of these individuals and the ANC-I Limited Partnership is c/o Andrea Electronics Corporation, 45 Melville Park Road, Melville, New York 11747.
(3) Includes (i) 69,088 shares owned directly by Douglas J. Andrea, Mr. Andrea's spouse and Mr. Andrea's minor daughter, (ii) 12,000 of the 247,000 shares owned by ANC-I Limited Partnership, and (iii) 626,250 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include 168,750 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(4) Includes (i) 50,438 shares owned directly by John N. Andrea and Mr. Andrea's spouse, (ii) 39,804 shares owned by Mr. Andrea's minor children, and (iii) 506,250 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include 168,750 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(5) Includes (i) 15,000 shares owned directly by Christopher P. Sauvigne (ii) 15,000 shares owned by Mr. Sauvigne's spouse, (iii) 5,000 shares owned by Mr. Sauvigne's minor children and (iv) 218,750 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include 281,250 shares issuable upon the exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(6) Includes (i) 2,000 shares owned directly by Richard A. Maue and Mr. Maue's spouse and (ii) 115,000 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include 92,500 shares issuable upon the exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(7) Includes (i) 1,000 shares owned directly by Paul M. Morris, and (ii) 40,000 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include 30,000 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(8) Includes 50,000 shares issuable upon the exercise of options that are currently exercisable and exercisable within 60 days from the date hereof. Does not include 30,000 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(9) Includes (i) 2,000 shares owned directly by Gary A. Jones, and (ii) 47,500 shares issuable upon the exercise of options that are currently exercisable and exercisable within 60 days from the date hereof. Does not include 12,500 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(10) Includes (i) 23,000 shares owned directly by John R. Larkin and (ii) 15,000 shares issuable upon the exercise of options that are currently exercisable and exercisable within 60 days from the date hereof. Does not include 30,000 shares issuable upon exercise of options that are not currently exercisable or exercisable within 60 days from the date hereof.
(11) Includes the shares directly owned and the shares issuable upon the exercise of the options, which are currently exercisable and exercisable within 60 days from the date hereof, discussed in notes (3) through (10) above.
(12) Percentages with respect to each person or group of persons have been calculated on the basis of 14,786,857 shares of Company's common stock, the number of shares of the Company's common stock outstanding and entitled to vote as of June 29, 2001, plus the number of shares of the Company's common stock which such person or group of persons has the right to acquire within 60 days after June 29, 2001, by the exercise of stock options.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than ten percent of the Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended December 31, 2000, the Company's directors, officers and greater-than-ten percent holders met all applicable Section 16(a) filing requirements.

PROPOSAL ONE:

                              ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Board of Directors shall consist of not less than three and not more than ten directors as determined by the Board. The Board has determined that the number of directors to be elected at the annual meeting shall be eight. The persons listed below have been nominated by the Board for election as directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Such persons include the Co-Chief Executive Officers and the President and Chief Operating Officer of the Company. Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted "FOR" the election of these candidates. The election of directors requires a plurality of those shares voted at the meeting with respect to the election of directors. The nominees receiving the highest vote totals will be elected as the directors of the Company. Accordingly, abstentions and broker "non-votes" will not affect the outcome of the election of directors of the Company. In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

                           INFORMATION ABOUT NOMINEES

Information on Director nominees of the Company follows:

     JOHN N. ANDREA, age 43, has been Co-Chairman and Co-Chief Executive Officer since November 1998 and a Director of the Company since 1992. He served as Co-President of the Company from November 1992 to November 1998, as Executive Vice President of the Company from January 1992 to November 1992, and as Sales & Marketing Director from September 1991 to November 1992. Mr. Andrea is the brother of Douglas J. Andrea.

     DOUGLAS J. ANDREA, age 38, has been Co-Chairman and Co-Chief Executive Officer since November 1998 and a Director of the Company since 1991. He served as Co-President of the Company from November 1992 to November 1998, as Vice President - Engineering of the Company from December 1991 to November 1992, and as Secretary of the Company from 1989 to January 1993. Mr. Andrea is the brother of John N. Andrea.

     CHRISTOPHER P. SAUVIGNE, age 41, has been President and Chief Operating Officer of the Company since November 1998 and a Director since June 2000. From 1982 until joining the Company in November 1998, Mr. Sauvigne was employed by Arthur Andersen LLP, where he served in various capacities, the last of which was as Partner.

     GARY A. JONES, age 55, has been a Director of the Company since April 1996. He served as President of Digital Technologies, Inc. from 1994 to 1998, and was Chief Engineer at Allied Signal Ocean Systems from 1987 to 1994. From March 1998 to December 2000, Mr. Jones was the Managing Director of Andrea Digital Technologies, Inc, a wholly-owned subsidiary of Andrea Electronics Corporation.

     SCOTT KOONDEL, age 37, has been a Director of the Company since April 1995. He has been the Eastern Manager, Off-Network Television, Paramount Pictures, a subsidiary of Viacom International since June 1993, and was the National Sales Manager for WPIX-TV, a division of Tribune Broadcasting, from June 1990 to June 1993.

     JACK LAHAV, age 53, has been a Director of the Company since November 1998. He co-founded Lamar Signal Processing Ltd., a subsidiary of the Company that was acquired in May 1998. Since August 1996, he has been the President of Advanced Technology Inc., a manufacturer of robotic routing equipment used in manufacturing printed circuit boards for advanced semiconductors, and from 1990 to 1996, was a Director of Vocaltec Communications Ltd., an Israeli Internet telephony software company. In 1980, he founded Remarkable Products, Inc., a direct mail company, and served as its President until the company was sold by him in 1993.

     JOHN R. LARKIN, age 57, has been a Director of the Company since June 1999. He has been a Managing Director of Shields/Alliance, a division of Alliance Capital Management LP, a global asset management company, since 1994. He joined Shields Asset Management Inc., the predecessor of Shields/Alliance, in 1986 and held various positions at that company, the last of which was Managing Director, until that company was sold by Xerox Corporation to Alliance Capital Management in 1994. Prior to 1986, Mr. Larkin was a Principal of Smilen & Safian Inc., a New York-based economic consulting firm, and a Director and Member of the Investment Committee of the Sector Investment Fund, a publicly held mutual fund. Mr. Larkin has over 25 years experience in the investment management community in both investment and marketing capacities.

     PAUL M. MORRIS, age 39, has been a Director of the Company since 1992. Since 1999, he has been a partner at Buena Vista Capital Partners, a limited partnership for investments. From 1996 to 1999, Mr. Morris was Senior Managing Director at Schroder Capital Management. From July 1995 to December 1996, he was a Partner at Weiss, Peck & Greer, and from 1987 to June 1995 he was employed by Union Bank of Switzerland, where his last position was Managing Director - Equities.

           INFORMATION ABOUT EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         RICHARD A. MAUE, age 31, has been the Company's Senior Vice President, Chief Financial Officer and Corporate Secretary since November 1999. Mr. Maue joined the Company in April 1997 and served as Vice President, Controller, Treasurer and Corporate Secretary until November 1999. From 1992 until joining the Company in April 1997, Mr. Maue was employed in the audit and business advisory division at Arthur Andersen LLP.

         The executive officers of the Company are elected annually and hold office until their successors have been elected and qualified or until they are removed or replaced.

                 DIRECTORS' FEES, BOARD MEETINGS AND COMMITTEES

         The Board is served by an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee is comprised of Gary Jones, Jack Lahav and Paul M. Morris. The Audit Committee meets with management and Company financial personnel, as well as with the Company's independent accountants, to consider the adequacy of the internal controls of the Company and the objectivity of the Company's financial reporting. The Audit Committee met 3 times during 2000. The Compensation Committee is comprised of Scott Koondel, John R. Larkin and Paul M. Morris. The Compensation Committee administers the Company's stock option plans and makes recommendations to the Board of Directors with respect to the compensation of management. The Compensation Committee met 4 times during 2000. The Board of Directors held 5 meetings during 2000. In fiscal 2000, each of the Company's Directors attended at least 75% of such meetings. During 2000, directors who are not officers or employees of the Company were each paid $1,000 for physical attendance at meetings of the Board.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the last three fiscal years relating to compensation earned by the Co-Chief Executive Officers and the other most highly compensated executive officers who received salary and bonuses over $100,000 during the year ended December 31, 2000.

                                                                                                        STOCK
NAME AND PRINCIPAL POSITION                           YEAR         SALARY ($)      BONUS ($)(1)      OPTIONS (#)
------------------------------------------------------------------------------------------------------------------
John N. Andrea, Co-Chairman and Co-Chief              2000         $207,410         $150,000          125,000
   Executive Officer                                  1999          208,505          150,000          150,000
                                                      1998          203,846          150,000          150,000

Douglas J. Andrea, Co-Chairman and                    2000          206,350          150,000          125,000
   Co-Chief Executive Officer                         1999          208,505          150,000          150,000
                                                      1998          203,846          150,000          150,000

Christopher P. Sauvigne, President and Chief          2000          211,718          150,000          125,000
   Operating Officer                                  1999          208,409          150,000          125,000
                                                      1998(2)        19,230           16,849          250,000

Richard A. Maue, Senior Vice President,               2000          145,528           25,000           70,000
   Chief Financial Officer and Corporate              1999(3)        93,815           27,115           25,000
   Secretary

---------------------------------------
(1) Total bonus received by each of John N. Andrea, Douglas J. Andrea, and Christopher P. Sauvigne was the minimum bonus payment pursuant to his employment agreement. See "Employment Agreements and Change in Control Arrangements."
(2) Christopher P. Sauvigne, age 42, joined the Company on November 20, 1998. From 1982 until joining the Company, Mr. Sauvigne was employed by Arthur Andersen LLP, where he served in various capacities, the last of which was as Partner. See "Employment Agreements and Change in Control Arrangements" for information regarding Mr. Sauvigne's employment agreement with the Company.
(3) Richard A. Maue, age 31, joined the Company in April 1997 and served as Vice President, Controller, Treasurer and Corporate Secretary until November 4, 1999. Since November 4, 1999, Mr. Maue has served as the Company's Senior Vice President, Chief Financial Officer and Corporate Secretary. See "Employment Agreements and Change in Control Agreements" for information regarding Mr. Maue's employment agreement with the Company.

     The following table summarizes for each of the named executive officers the number of shares covered by options granted during 2000, the percent of total options granted to employees of the Company in 2000, the exercise price of such options, the expiration date, and the potential realizable value of such options assuming appreciation rates of 5% and 10% per year through the expiration date of such options.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                NNUAL RATES OF STOCK
                                                                                               PRICE APPRECIATION FOR
                                                     INDIVIDUAL GRANTS (2)                          OPTION TERM
                                  -----------------------------------------------------------  ----------------------
                                                             PERCENTAGE
                                               NUMBER OF      OF TOTAL
                                               SECURITIES     OPTIONS
                                              UNDERLYING     GRANTED TO
                                   DATE OF     OPTIONS      EMPLOYEES IN  EXERCISE EXPIRATION
              NAME                  GRANT      GRANTED (#)  FISCAL YEAR     PRICE     DATE       5% (1)      10% (1)
---------------------------------------------------------------------------------------------------------------------

John N. Andrea                    04/17/00        75,000           6.1%    $6.875   04/17/10    $324,274     $822,746
                                  08/01/00        50,000           4.1      6.00    08/01/10     188,668      478,123

Douglas J. Andrea                 04/17/00        75,000           6.1%    $6.875   04/17/10    $324,274     $822,746
                                  08/01/00        50,000           4.1      6.00    08/01/10     188,668      478,123

Christopher P. Sauvigne           04/17/00        75,000           6.1%    $6.875   04/17/10    $324,274     $822,746
                                  08/01/00        50,000           4.1      6.00    08/01/10     188,668      478,123

Richard A. Maue                   04/17/00        35,000           2.8%    $6.875   04/17/10    $151,328     $383,948
                                  08/01/00        35,000           2.8      6.00    08/01/10     132,068      334,686

-----------------------------------
(1) The dollar amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and common stock holdings are dependent upon future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.
(2) Of the shares covered by each option granted, none can be purchased during the first year following the grant; 25% can be purchased after the first anniversary of the grant; an additional 25% can be purchased after the second anniversary of the grant; and the remaining 50% can be purchased after the third anniversary.

     The following table summarizes for each of the named executive officers the number of shares acquired and value realized upon exercise of options during fiscal 2000 and the aggregate dollar value of in-the-money, unexercised options at December 31, 2000. None of the named executive officers exercised or held any SARs during the year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                                                    VALUE OF
                                                                      NUMBER OF SECURITIES         UNEXERCISED
                                                                           UNDERLYING              IN-THE-MONEY
                                                                      UNEXERCISED OPTIONS       OPTIONS AT FISCAL
                                        SHARES                        AT FISCAL YEAR END--           YEAR END--
                                       ACQUIRED                           EXERCISABLE/              EXERCISABLE/
                NAME                  ON EXERCISE    VALUE REALIZED     UNEXERCISABLE (6)        UNEXERCISABLE (1)
-------------------------------------------------------------------------------------------------------------------
John N. Andrea                            --          $    --        362,500/312,500 (2)             $ --  / $ --

Douglas J. Andrea                       15,000        $94,875        482,500/312,500 (3)          $170,400 / $ --

Christopher P. Sauvigne                   --          $    --        156,250/343,750 (4)             $ --  / $ --

Richard A. Maue                           --          $    --        73,750/118,750 (5)              $ --  / $ --

------------------------------
(1) Values were based on a closing trade price for the Company's Common Stock on December 31, 2000 of $2.10 per share.
(2) John N. Andrea was granted options to purchase 75,000 shares at a price of $6.875 on April 14, 2000; and 50,000 shares at a price of $6.00 per share on August 1, 2000.
(3) Douglas J. Andrea was granted options to purchase 75,000 shares at a price of $6.875 on April 14, 2000; and 50,000 shares at a price of $6.00 per share on August 1, 2000.
(4) Christopher P. Sauvigne was granted options to purchase 75,000 shares at a price of $6.875 on April 14, 2000; and 50,000 shares at a price of $6.00 per share on August 1, 2000.
(5) Richard A. Maue was granted options to purchase 35,000 shares at a price of $6.875 on April 14, 2000; and 35,000 shares at a price of $6.00 per share on August 1, 2000.
(6) Of the shares covered by each option granted, none can be purchased during the first year following the grant; 25% can be purchased after the first anniversary of the grant; an additional 25% can be purchased after the second anniversary of the grant; and the remaining 50% can be purchased after the third anniversary.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

         The Company entered into three-year employment agreements that commenced on March 26, 2000 with John N. Andrea and Douglas J. Andrea, each as Co-Chairman and Co-Chief Executive Officers of the Company. Under these agreements, the annual base salaries of John N. Andrea and Douglas J. Andrea are $200,000. Each agreement provides for additional short-term incentive compensation in the form of annual cash bonuses based on the achievement of performance goals and which shall not be less than $150,000 per annum, and long-term incentive compensation in the form of cash or equity-based awards.

         The Company entered into a two-year employment agreement that commenced on March 26, 2000 with Richard A. Maue, as Senior Vice President and Chief Financial Officer of the Company. The agreement provides an annual base salary of not less than $150,000 per annum, plus additional short-term incentive compensation in the form of annual cash bonuses, based on the achievement of performance goals and which shall not be less than $25,000 per annum, and long-term incentive compensation in the form of cash or equity-based awards.

         The Company entered into an employment agreement with Christopher P. Sauvigne, as President and Chief Operating Officer of the Company, that commenced on November 20, 1998 and expires on December 31, 2002. The agreement provides an annual base salary of not less than the greater of (i) $200,000 per annum and (ii) the higher of the base salaries of the Co-Chief Executive Officers of the Company, plus additional short-term incentive compensation in the form of annual cash bonuses, based on the achievement of performance goals and which shall not be less than $150,000 per annum, and long-term incentive compensation in the form of cash or equity-based awards.

         Under each of the aforementioned agreements, upon the occurrence of a Change in Control (as defined in each of the employment agreements), the Company shall pay the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of (A) the payments due for the remaining term of the agreement or
(B) the product of (i) five (in the case of John N. Andrea, Douglas J. Andrea and Christopher P. Sauvigne) and three (in the case of Richard A. Maue) multiplied by (ii) the Executive's average annual total compensation for the five (in the case of John N. Andrea, Douglas J. Andrea and Christopher P. Sauvigne) and three (in the case of Richard A. Maue) preceding taxable years, or if his employment by the Company is then less than five (in the case of John N. Andrea, Douglas J. Andrea and Christopher P. Sauvigne) and three (in the case of Richard A. Maue) preceding taxable years, the Executive's average annual compensation during his employment by the Company.

         In addition, under each of the aforementioned employment agreements, on the occurrence of a Change in Control, all restrictions on any restricted stock then held by Executive will lapse immediately, incentive stock options and stock appreciation rights then held will become immediately exercisable, and any performance shares or units then held will vest immediately in full, and Executive will be entitled to receive benefits due him under or contributed by the Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Company on his behalf to the extent such benefits are not otherwise paid to him under a separate provision of the agreement. If, during the term of the agreement, the Company terminates Executive's employment other than for Cause (as defined in each employment agreement), or Executive resigns for Good Reason (as defined in each employment agreement), the Company shall pay to him the product of (A) a sum equal to (i) the amount of the remaining salary payments that he would have earned if he continued his employment with the Company during the remaining unexpired term of his employment agreement at his base salary at the date of termination, (ii) the highest amount of bonus and any other compensation paid to the executive, in any year, during the term of his employment agreement times the remaining number of years of the agreement and any fraction thereof and (iii) an amount equal to the highest amount of annual contributions that were made on Executive' behalf, in any year, to any employee benefit plans of the Company during the term of the agreement, multiplied by (B) the remaining number of years of the agreement and any fraction thereof.

                          COMPENSATION COMMITTEE REPORT

         For the year ended December 31, 2000, the Compensation Committee of the Board of Directors for the Company was composed of independent directors. Currently, the Compensation Committee is comprised of Scott Koondel, John R. Larkin and Paul M. Morris. The Compensation Committee is responsible for establishing and monitoring compensation policies of the Company, evaluating the performance of executives and establishing salary rates and increases.

         It is the policy of the Company to evaluate the performance of senior management annually using subjective criteria established by the Committee. Compensation increases are determined by the Committee based on annual evaluations. In addition, the Committee supplements its criteria with consultative studies of best compensation practices within the industry in which the Company is engaged.

         The Compensation Committee considerations include management skills, long-term performance, shareholder returns, operating results, new product and technological developments and introductions, asset-liability management, and unusual accomplishments as well as economic conditions and other external events that affect the operations of the Company. Compensation policies must promote the attraction and retention of highly qualified executives and the motivation of these executives for performance related to a financial interest in the success of the Company and the enhancement of long-term shareholders' value.

         In addition to salaries, the Company's compensation plan includes the awarding of stock options based on performance, length of service and salary grades. The awards of stock options should provide increased motivation to work for the success of the Company, thereby increasing the potential for personal financial success. Options granted to executives and employees are at a price equal to the closing price of the Company's stock on the date of grant.

         The Compensation Committee annually reviews and approves the compensation of Douglas J. Andrea and John J. Andrea, the Co-Chief Executive Officers of the Company. The Committee believes that the Co-Chief Executive Officers are paid a reasonable salary, and the options granted to them are consistent with corporate financial incentives provided to the other executive officers of the Company. To the extent their performance translates into an increase in the value of the Company's stock, all shareholders share the benefits. The Committee believes that the Company continues to enhance its position as a global provider of communications products for the emerging natural language human/machine interface markets.

                             Compensation Committee

                                  Scott Koondel
                                 John R. Larkin
                                 Paul M. Morris

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total shareholder return for the five years ended December 31, 2000 based upon the market price of the Company's Common Stock with the cumulative total return on the AMEX Market Value Index and a defined peer group based on companies in the SIC industry code index entitled "Radio and Television Communication Equipment." The graph assumes a $100 investment on December 29, 1995 and the reinvestment of all dividends.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                ANDREA ELECTRONICS CORPORATION, AMEX MARKET INDEX
                           AND SIC CODE INDUSTRY INDEX


                              [PERFORMANCE GRAPH]
--------------------------------------------------------------------------------

                                                                 Summary
                                     12/29/95  12/31/96   12/31/97  12/31/98   12/31/99    12/31/00
                                     --------  --------   --------  --------   --------    --------
Andrea Electronics Corporation       $100.00   $ 90.72    $295.88   $197.96    $126.80     $ 34.64
AMEX Market Index                    $100.00   $105.52    $126.97   $214.39    $407.93     $211.85
SIC Code Industry Index              $100.00   $101.89    $107.56   $239.83    $156.15     $154.23

Notes:
     A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B.  The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C.  If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
     D.  The index level for all series was set to $100.00 on December 29, 1995.

--------------------------------------------------------------------------------

PROPOSAL TWO:

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Board of Directors recommends the adoption by shareholders of an Amendment to Article Third of the Company's Certificate of Incorporation, to increase the number of shares of Common Stock that may be issued. The Certificate of Incorporation currently authorizes the issuance of 35,000,000 shares of Common Stock, having a par value of $.50 per share. The Board of Directors believes it to be in the best interests of the Company, and has therefore proposed and declared advisable, that the Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock, par value $.50 per share, to 70,000,000 shares. Such amendment is required to be approved by the shareholders by an affirmative vote of a majority of outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions and broker "non-votes" will have the effect of a vote against this proposal.

         As of June 12, 2001, the Company had available for future issuance approximately 8,074,236 of its 35,000,000 authorized shares, which were not outstanding or reserved for possible future issuance. The Company has 14,786,857 shares outstanding and has reserved approximately 12,138,907 shares for future issuance. These reserved shares relate to the following: 1,604,000 shares and 2,996,875 shares for issuance upon exercise of awards granted under the Company's 1991 Performance Equity Plan and 1998 Stock Plan, respectively, 92,250 shares and 522,500 shares for additional awards which may be granted under the 1991 Performance Equity Plan and 1998 Stock Plan, respectively, 4,726,532 shares for issuance upon conversion of the outstanding B Preferred Stock and related warrant, and 2,196,750 shares for issuance upon conversion of the outstanding C Preferred Stock. Further, on July 10, 2001, the conversion price of the C Preferred Stock will be reset based on then-applicable trading price data for the Common Stock. As a result, based on the current trading market price of the Common Stock, the Company likely will be required by its contractual obligations relating to the C Preferred Stock to substantially increase the number of shares of Common Stock reserved for possible issuance upon the conversion of the C Preferred Stock. Such required increase in reserved shares could restrict the significant portion of the currently unissued and unreserved shares and could even exceed the number of unissued and unreserved shares currently available. For additional information regarding the B and C Preferred Stock, see Proposals Four and Five below.

         In addition, as discussed under Proposal Three below, the Company also is seeking shareholder approval for an increase of 700,000 shares in the number of shares which may be subject to options granted under the Company's 1998 Stock Plan. Also, as discussed under Proposals Four and Five below, the Company is seeking shareholder approval to satisfy requirements of the American Stock Exchange which, unless such shareholder approval is obtained, currently serve to limit the number of shares which the Company can issue upon conversion of the B and C Preferred Stock. The shares of Common Stock currently reserved by the Company (or which the Company will reserve in the future) for possible issuance upon conversion of the B and C Preferred Stock, as required by contractual obligations, already take (or will be required to take) into account shares whose issuance might be permitted by shareholder approval of Proposals Four and Five. Thus, shareholder action on Proposals Four and Five below will not change the number of shares the Company will be obligated to reserve out of authorized but unissued shares for the possible conversion of the B and C Preferred Stock.

         The Company believes that its proposed increase in authorized shares is important to provide for flexibility in future planning and to enable the Company to seek to obtain financing on suitable terms. The Company last increased its authorized shares of Common Stock in 2000, and the Board of Directors believes it important in the years ahead for the Company to maintain an authorized capitalization that will permit a broad range of financing alternatives. The Company does not have an specific plan or arrangement to issue any of the proposed increased authorized shares. If the proposal to amend the Certificate of Incorporation is approved, the additional shares will be available for issuance from time to time for use in obtaining funds for present and future operations, for use in conjunction with possible acquisitions of businesses or properties, for the conversion or exercise of previously or to be issued convertible securities, warrants and options, for use in possible stock dividends and stock splits, or for any other proper corporate purpose. The Board of Directors does not intend to seek further shareholder approval prior to the issuance of any additional shares in future transactions unless required by law, by the Company's Certificate of Incorporation, or by the rules of any stock exchange upon which the stock may be listed, or unless the Company deems it advisable to do so to qualify (or to continue to qualify) an employee benefit plan under the Securities Exchange Act of 1934. Common Stock would be issued only if the Company believed the issuance favorable to, and in the interests of, the Company and its shareholders.

         The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

         Any issuance of additional shares of Common Stock of the Company would dilute the equity of the outstanding shares of Common Stock.

         Under the Certificate of Incorporation of the Company, holders of Common Stock do not have preemptive rights.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THIS PROPOSAL.


PROPOSAL THREE:

                    APPROVAL AND AUTHORIZATION OF AN INCREASE
                     IN THE NUMBER OF SHARES SUBJECT TO THE
                 ANDREA ELECTRONICS CORPORATION 1998 STOCK PLAN

         The Board of Directors of the Company believes that in order to attract and retain employees and consultants of the highest caliber, provide increased incentive for directors, officers and key employees and to continue to promote the well-being of the Company, it is in the best interests of the Company and its shareholders to provide directors, officers, key employees and consultants of the Company and its subsidiaries, through the grant of stock or stock-related incentive awards, the opportunity to participate in the value and/or appreciation in value of the Company's common stock. As of June 12, 2001, awards covering an aggregate of 2,996,875 shares of the Company's common stock had been granted under the 1998 Stock Plan with 522,500 shares remaining for additional awards thereunder, and unexercised awards covering an aggregate of 1,604,000 shares remain outstanding under the Company's 1991 Performance Equity Plan with 92,250 shares remaining for additional grants thereunder. The Board of Directors has therefore approved an amendment to the 1998 Plan to increase the number of shares of common stock available for grant under the 1998 Plan to 4,375,000 shares from 3,675,000 shares. No awards or decisions to make awards have been granted or made pursuant to the 1998 Plan to purchase any of the shares proposed to be added to the 1998 Plan by this amendment. At the Annual Meeting, shareholders will be asked to approve and authorize this amendment. The affirmative vote of a majority of the votes cast by the shareholders is required for approval of the amendment, with abstentions and broker "non-votes" not counted as votes cast.

         The following discussion summarizes certain material provisions of the 1998 Plan and is qualified in its entirety by reference to the text of the 1998 Plan, which is attached as Appendix A to this Proxy Statement.

SUMMARY OF THE 1998 PLAN

         ADMINISTRATION. The 1998 Plan is administered, at the discretion of the Board of Directors of the Company, by its Compensation Committee (in such capacity, the "Administrator"). The Administrator has full authority, subject to the provisions of the 1998 Plan, to award (i) Stock Options, (ii) Stock Purchase Rights and/or (iii) other stock-based awards (collectively "Awards"). Subject to the provisions of the 1998 Plan, the Administrator determines, among other things, the persons to whom from time to time Awards may be granted ("Holders" or "Participants"), the specific type of Awards to be granted, the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Administrator of any provisions of, and the determination by the Administrator of any questions arising under, the 1998 Plan or any rule or regulation established by the Administrator pursuant to the 1998 Plan are final, conclusive and binding on all persons interested in the 1998 Plan. Awards under the 1998 Plan are evidenced by agreements ("Agreements").

         In the event of a merger or sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation, unless full and immediate vesting is otherwise provided in the Agreement covering that award or in the employment agreement of the Holder. In the event that a successor corporation refuses to assume or substitute for Awards, Holders shall fully vest in and have the right to exercise such Awards as to all shares of Common Stock issuable thereunder, including shares which would not otherwise be vested or exercisable.

         In order to prevent the dilution or enlargement of the rights of Holders under the 1998 Plan, the number of shares of Common Stock covered by each outstanding Stock Option and Stock Purchase Right, and the number of shares of Common Stock authorized by the 1998 Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The shares of Common Stock acquirable pursuant to the Awards are made available from authorized and unissued shares of Common Stock. If any unexercised Award granted under the 1998 Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award are again available for distribution under the 1998 Plan.

         Unless determined otherwise by the Administrator, Awards granted under the 1998 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised only by the Holder during his or her lifetime.

         ELIGIBILITY. Subject to the provisions of the 1998 Plan, Awards may be granted to employees, officers, directors and consultants who are deemed to be engaged by the Company to render services and who are compensated for such services. Incentive Stock Options may be awarded only to persons who, at the time of such awards, are employees of the Company.

TYPES OF AWARDS

         OPTIONS. The 1998 Plan provides both for "incentive" stock options ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for options not qualifying as Incentive Options ("Non-Statutory Stock Options"), both of which may be granted with any other stock based award under the 1998 Plan. The Administrator will determine the exercise price per share of Common Stock purchasable under each Incentive Option or Non-Statutory Stock Option (collectively, "Options"). The exercise price of an Incentive Option may not be less than 100% of the fair market value on the last trading day before the date of grant (or, in the case of an Incentive Option granted to a person possessing more that 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). The exercise price of a Non-Statutory Stock Option which is intended to be performance-based compensation under Section 162(m) of the Code may not be less that 100% of the fair market value on the last trading day before the date of the grant. An Incentive Option may only be exercised within 10 years of the date of the grant (or within five years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company) or such other lesser period as the Administrator may specify at the time of the grant. Subject to any limitations or conditions the Administrator may impose, Options may be exercised, in whole or in part, at any time during the term of the Option by giving written or electronic notice of exercise from the person entitled to exercise the Option. Such notice must be accompanied by payment in full of the purchase price, such payment consisting of any consideration and/or method of payment authorized by the Administrator and permitted by the Agreement.

         Generally, if the Holder ceases to be an employee, officer, director or consultant of the Company other than as a result of death or disability, then the portion of any Option that has vested by the date of such termination may be exercised for such period as is specified in the Agreement or, if not specified, for the shorter of three months after termination or the remainder of the Option's term. In the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise the portion of his or her Option that had vested by the date of termination for a period of twelve months (or such other shorter period as the Administrator may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. Similarly, should a Holder die while in the employment of the Company or a Subsidiary, his or her legal representative or legatee under his or her will may exercise the portion of the decedent Holder's Option that had vested by the time of death for a period of twelve months from such death (or such other greater or lesser period as the Administrator specifies at the time of grant) or until the expiration of the stated term of the Option, whichever is shorter.

         STOCK PURCHASE RIGHTS. The Administrator may grant Stock Purchase Rights in conjunction with any Option granted under the 1998 Plan. The Administrator shall determine, in its sole discretion, the terms, provisions and conditions of each Agreement under which Stock Purchase Rights may be granted. Unless otherwise provided in the Agreement, the Company will have a repurchase option, at a price equal to the original price paid by the purchaser, which is exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company, including death or disability.

         WITHHOLDING TAXES. Upon the exercise of any Award granted under the 1998 Plan, the Administrator may allow, subject to the provisions of the 1998 Plan, Holders to satisfy Federal, state and local withholding tax obligations by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise of an Option or Stock Purchase Right that number of shares which have a fair market value (determined on the last trading day before the date the amount of tax to be withheld is determined) equal to the amount of the withholding tax due under applicable Federal, state and local laws.

         TERMS AND AMENDMENTS. Unless terminated by the Board, the 1998 Plan shall continue in effect for a term of 10 years. The Board may at any time, and from time to time, amend, alter, suspend or terminate the 1998 Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of participation in the 1998 Plan is only a summary of the general rules applicable to the grant and exercise of Options and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 1998 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

         INCENTIVE OPTIONS. The Participant will recognize no taxable income upon the grant or exercise of an Incentive Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of tax preference for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant. The Participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the Participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

         If Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of the holding periods described above, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares in the same taxable year as the exercise of the option, there will be no item of tax preference for alternative minimum tax purposes.

         NON-STATUTORY STOCK OPTIONS. With respect to Non-Statutory Stock Options (i) upon grant of the option, the Participant will recognize no income;
(ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Participant. On a disposition of the shares, the Participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares. If the shares acquired upon exercise of a Non-Statutory Stock Option are subject to a substantial risk of forfeiture, the Participant will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THIS PROPOSAL.


PROPOSALS FOUR AND FIVE:

             PROPOSAL FOUR: ISSUANCE OF COMMON STOCK UPON CONVERSION
        OF THE SERIES B CONVERTIBLE PREFERRED STOCK, AND EXERCISE OF THE
           RELATED WARRANT, TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE
           STOCKHOLDER APPROVAL UNDER STANDARDS OF THE AMERICAN STOCK
                                    EXCHANGE

             PROPOSAL FIVE: ISSUANCE OF COMMON STOCK UPON CONVERSION
               OF THE SERIES C CONVERTIBLE PREFERRED STOCK TO THE
             EXTENT SUCH ISSUANCE WOULD REQUIRE STOCKHOLDER APPROVAL
                 UNDER STANDARDS OF THE AMERICAN STOCK EXCHANGE

BACKGROUND

         SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT. On June 18, 1999, the Company issued 750 shares of the B Preferred Stock, $10,000 stated value per share, and a warrant to purchase, at an exercise price of $8.725 per share, 75,000 shares of Common Stock, for $7.5 million in a private placement to one investor (the "Investor"). At June 12, 2001, 348 shares of B Preferred Stock remain outstanding; 402 shares (including the applicable premium) of B Preferred Stock have been converted into a total of 1,233,694 shares of Common Stock.

         Subject to various terms and conditions, the B Preferred Stock, among other things, is convertible into shares of Common Stock at the election of the holder and mandatorily at the maturity date of the B Preferred Stock, June 18, 2004 (unless extended under the terms of the B Preferred Stock). The aggregate number of shares of Common Stock issuable upon conversion of the B Preferred Stock (without giving effect to limitations on the conversion of the B Preferred Stock into Common Stock) is a variable number calculated at the time of conversion based, in general, upon the trading market price of the Common Stock, subject to a minimum number of shares required to be issued. See "--The Series B Convertible Preferred Stock" below for a more detailed explanation of the terms and conditions of the B Preferred Stock.

         In particular, unless the Company obtains the approval of its shareholders for the issuance of a greater number of shares of Common Stock, the Company is not obligated to issue shares of Common Stock upon conversion of the B Preferred Stock to the extent such issuance would cause the Company to breach its obligations under the rules and regulations of the American Stock Exchange (the "Exchange Cap"). The Company believes that the Exchange Cap applicable to the B Preferred Stock would limit the Company's issuance of shares upon the conversion of the B Preferred Stock and the exercise of the warrant to approximately 2,646,507 shares, representing approximately 19.99% of the shares of Common Stock outstanding immediately prior to the June 18, 1999 issuance of the B Preferred Stock.

         The Company could be required to redeem for cash the shares of B Preferred Stock which cannot be converted into Common Stock, among other reasons, because of the Exchange Cap. In general, under those circumstances, the cash redemption price per share of B Preferred Stock would be the product of the number of shares of Common Stock required to be issued upon the conversion of a share of B Preferred Stock and the trading market price of a share of Common Stock as of the date of conversion.

         In addition, to the extent that the Company is unable to issue shares of its Common Stock upon the exercise of the warrant, the Company could be subject to a penalty payment for each day it fails to satisfy the exercise of the warrant equal to .5% of the trading market price of the shares of Common Stock required to be issued by the Company, in addition to any other liability the Company could have.

         Assuming a conversion of the 348 outstanding shares of B Preferred Stock based on a conversion price equal to the closing price of the Common Stock or the American Stock Exchange on June 12, 2001, the Company could be required to issue (without giving effect to a limitation on the conversion of the B Preferred Stock into Common Stock) approximately 2,215,995 shares of Common Stock (including shares issued to satisfy the applicable annual premium with respect to the B Preferred Stock). Such shares together with the 1,233,694 shares of Common Stock previously issued upon the conversion of shares of B Preferred Stock and the 75,000 shares of Common Stock issuable upon exercise of the warrant would exceed the Exchange Cap by approximately 878,182 shares of Common Stock.

         SERIES C CONVERTIBLE PREFERRED STOCK. On October 10, 2000, the Company issued 750 shares of the C Preferred Stock, $10,000 stated value per share, for $7.5 million in a private placement to the Investor. Subject to various terms and conditions, the C Preferred Stock, among other things, is convertible into shares of Common Stock at the election of the holder and mandatorily at the maturity date of the C Preferred Stock. The C Preferred Stock has an initial maturity date of October 10, 2002 for those outstanding shares of C Preferred Stock which can be converted into shares of Common Stock on that date without exceeding various limitations on such conversion. In general, for the outstanding shares of C Preferred Stock in excess of those subject to the October 10, 2002 maturity date, the maturity date is extended until five trading days after such shares can be converted into Common Stock without violating the applicable limitations on conversion (or after a triggering event as discussed below under "THE SERIES C CONVERTIBLE PREFERRED STOCK").

         The aggregate number of shares of Common Stock issuable upon conversion of the C Preferred Stock (without giving effect to limitations on the conversion of the C Preferred Stock into Common Stock) is based on a fixed conversion price until July 10, 2001 and thereafter the conversion price is subject to downward adjustment on July 10, 2001 and subsequent price reset dates for the C Preferred Stock to the extent, in general, that the applicable trading market price of the Common Stock determined as of those reset dates is lower than the previous conversion price. See "--THE SERIES C CONVERTIBLE PREFERRED STOCK" below for a more detailed explanation of the terms and conditions of the C Preferred Stock.

         In particular, unless the Company obtains the approval of its shareholders for the issuance of a greater number of shares of Common Stock, the Company is not obligated to issue shares of Common Stock upon conversion of the C Preferred Stock to the extent such issuance would cause the Company to violate the Exchange Cap. The Company believes that the Exchange Cap applicable to the C Preferred Stock would limit the Company's issuance of shares upon the conversion of the C Preferred Stock to approximately 2,773,513 shares, representing approximately 19.99% of the shares of Common Stock outstanding immediately prior to the October 10, 2000 issuance of the C Preferred Stock.

         The Company could be required to redeem for cash the shares of C Preferred Stock which cannot be converted into Common Stock, among other reasons, because of the Exchange Cap. In general, under those circumstances, the cash redemption price per share of C Preferred Stock would be the product of the number of shares of Common Stock required to be issued upon the conversion of a share of C Preferred Stock and the trading market price of a share of Common Stock.

         Assuming a conversion of the 750 shares of C Preferred Stock at a conversion price equal to the closing price of the Common Stock on the American Stock Exchange on June 12, 2001, the Company would be required to issue (without giving effect to limitations on the conversion of the C Preferred Stock into Common Stock) approximately 4,428,963 shares of Common Stock (including shares issued to satisfy the applicable annual premium with respect to the C Preferred Stock, but not including shares which would be issued to the extent the Investor exercises its option to purchase up to an additional 250 shares of C Preferred Stock). Such shares would exceed the Exchange Cap by approximately 1,655,450 shares of Common Stock.

         The Company is using the net proceeds from the issuance of the B and C Preferred Stock primarily for costs associated with: research and development; creating and maintaining strategic alliances, which include, among other things, sales and marketing salaries, substantial travel costs to market our products and technologies, product fulfillment costs and technical assistance, and other general support costs for existing and potential partners; payment of certain debt obligations; professional fees; and general working capital requirements.

EFFECT OF PROPOSALS FOUR AND FIVE

         The Company is requesting that shareholders approve the issuance of the shares of Common Stock upon the conversion of the B Preferred Stock, the exercise of the related warrant and the conversion of the C Preferred Stock (including shares issuable at the option of the Company to satisfy the premiums applicable to the B Preferred Stock and the C Preferred Stock, and shares issuable upon the conversion of any additional shares of C Preferred Stock issued to the Investor pursuant to its option to purchase such additional shares) to the extent such issuances exceed the respective Exchange Caps. The Company is requesting shareholder approval in order to satisfy its obligations under the rules and regulations of the American Stock Exchange and to fulfill its contractual obligations to the Investor to seek such approval. See "RECOMMENDATION OF THE BOARD OF DIRECTORS" for additional information.

         Assuming the applicable calculations were made as of June 12, 2001 and are made based on the assumption that the closing price of the Common Stock on that date is the conversion price, shareholder approval of Proposals Four and Five would mean (without giving effect to other limits on conversion of the B and C Preferred Stock) that the Company could issue a total of approximately 2,533,632 shares of Common Stock in excess of the Exchange Caps upon the conversion of currently outstanding shares of B and C Preferred Stock and the exercise of the warrant. This number of shares would equal approximately 12% of the total outstanding shares of Common Stock after such issuance. As a result, the ownership interest in the Company of existing outstanding shares of Common Stock would be reduced to approximately 88% of outstanding shares. However, the conversion of the B and C Preferred Stock into shares of Common Stock is limited by the 4.99% and 9.99% beneficial ownership limitations applicable to the B and C Preferred Stock. See "--THE SERIES B PREFERRED STOCK--LIMITATIONS ON CONVERSION" and "--THE SERIES C PREFERRED STOCK--LIMITATIONS ON CONVERSION" for information regarding these beneficial ownership limitations.

         If shareholder approval to issue shares in excess of the Exchange Caps is not obtained, the Company could be obligated to redeem for cash the outstanding shares of B and C Preferred Stock (including the applicable premium) which cannot be converted into Common Stock because of the Exchange Caps. Based on a calculation, assuming the conversion price for both the B and C Preferred

Stock is equal to the closing market price for the Common Stock on June 12, 2001, the cost to the Company to redeem, if required to do so, the outstanding shares of B and C Preferred Stock which might not be able to be converted into shares of Common Stock because of the Exchange Caps (and without giving effect to other limits on conversion) could be approximately $4.3 million.

THE SERIES B CONVERTIBLE PREFERRED STOCK

         GENERAL TERMS OF THE SERIES B CONVERTIBLE PREFERRED STOCK. The B Preferred Stock has no voting rights, other than as required by law and is not entitled to the payment of dividends. However, the holder is entitled to receive an additional amount in cash or shares of Common Stock, at the Company's option, upon conversion of the B Preferred Stock. The additional amount is calculated based on an annual premium of 4% on the $10,000 per share stated value of the B Preferred Stock.

         In the event of the Company's liquidation or dissolution, the holder of the B Preferred Stock is entitled to receive in cash out of the Company's assets an amount per share equal to $10,000 plus the additional amount described above. The holder of B Preferred Stock is entitled to these amounts in preference to the holders of Company's Common Stock and any other junior class of the Company's capital stock.

         CONVERSION. Each share of B Preferred Stock is convertible into shares of the Common Stock at the option of the holder, at the option of the Company under certain circumstances after June 18, 2002, and mandatorily on the maturity date for the B Preferred Stock, which, subject to a possible required extension, is June 18, 2004. The number of shares of Common Stock into which a share may be converted (the "conversion rate") is equal to $10,000 divided by the conversion price of the B Preferred Stock. The conversion price is variable and, at the time of conversion, will be equal to the average of the two lowest closing bid prices of the Common Stock during the 15 consecutive trading days immediately preceding conversion. However, the conversion price cannot exceed $8.775 per share. There is no minimum conversion price, but the number of shares that may be converted at any one time may be limited. For more information about limitations, see "--Limitations on Conversion."

         The Company has reserved 4,726,532 shares of Common Stock for issuance upon conversion of shares of the B Preferred Stock (including to satisfy the additional amounts discussed above) and the exercise of the warrant. Depending on the conversion price, this amount may or may not be adequate to account for the total number of shares of Common Stock issuable upon such conversion.

         REDEMPTION. The holder of the B Preferred Stock has the right to require the Company to redeem all or a portion of its shares upon the announcement of a major transaction or the happening of a triggering event. Major transactions include a merger, consolidation, tender offer or sale of substantially all the Company's assets. Triggering events include a default under the Company's registration obligations with respect to the Series B convertible preferred stock, the delisting of the Common Stock and a default with respect to the Company's conversion obligations, among other things.

         The redemption price upon the happening of these events would be equal to the greater of 120% of the liquidation value of the B Preferred Stock, and

          o in the case of a major transaction, the product of the conversion rate in effect for the B Preferred Stock and the closing bid price on the date of the public announcement of the transaction;

          o in the case of a triggering event, the product of the conversion rate in effect for the B Preferred Stock and the closing bid price immediately before the triggering event or on the date of the holder's redemption notice.

         In addition, to the extent that the Company is not able to issue the shares of Common Stock required to be issued upon the voluntary or mandatory conversion of the B Preferred Stock, the Company could be required to redeem the shares of B Preferred Stock that cannot be converted into Common Stock. The Company might be unable to issue the requisite number of shares of Common Stock because of the Exchange Cap or the number of authorized shares available to be issued.

         The redemption price for the B Preferred Stock under these circumstances would be the product of the conversion rate in effect for the B Preferred Stock and the closing bid price for the Common Stock on the applicable conversion date. If the Company does not timely pay the redemption price, such unpaid amount bears interest at the rate of 2% per month.

         LIMITATIONS ON CONVERSION. The issuance of shares of Common Stock upon conversion of the B Preferred Stock is limited to an amount which, after giving effect to the conversion, would cause the holder to beneficially own in excess of 4.99%, or, together with other shares beneficially owned during the 60-day period prior to such conversion, beneficially own in excess of 9.99% of the outstanding shares of the Common Stock. This calculation excludes the number of shares of Common Stock which would be issuable upon:

          o conversion of the remaining, nonconverted shares of B Preferred Stock beneficially owned by the holder and its affiliates;

          o exercise or conversion of any of the unexercised or unconverted portion of any other of the Company's securities (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to this limitation beneficially owned by the holder and its affiliates.

         This limitation does not prevent the holder from reducing its beneficial ownership by sale or other transfer of Common Stock, and then acquiring additional shares of Common Stock, up to the beneficial ownership limits, by conversion of shares of B Preferred Stock.

         Conversion of the B Preferred Stock also is subject to the Exchange Cap discussed above.

GENERAL TERMS OF THE WARRANT

         In connection with the sale of the B Preferred Stock, the Company issued a warrant to purchase up to 75,000 shares of Common Stock, exercisable at the price of $8.775 per share. The warrant expires on June 18, 2004, subject to certain possible extensions. The right to exercise the warrant may also be limited to the 4.99% and 9.99% beneficial ownership limitations described above with respect to the B Preferred Stock. The exercise price and number of shares that may be purchased upon exercise of the warrants are subject to adjustment upon the occurrence of certain dilution events (as defined in the warrant). The Company intends to use the proceeds, if the warrants are exercised, for working capital and general corporate purposes.

THE SERIES C CONVERTIBLE PREFERRED STOCK

         ADDITIONAL CLOSINGS. In addition to the issuance of 750 shares of C Preferred Stock on October 10, 2000 as described above, the holder of the C Preferred Stock has an option to purchase additional shares. During the period beginning on October 10, 2000, the initial closing date, and ending on April 11, 2002, the holder, on not more than two occasions, may purchase from the Company up to an aggregate of 250 additional shares of the C Preferred Stock for up to an additional $2,500,000. The terms and conditions of these additional shares of C Preferred Stock would be identical to existing C Preferred Stock.

         GENERAL TERMS OF THE SERIES C CONVERTIBLE PREFERRED STOCK. The C Preferred Stock has no voting rights other than as required by law, and is not entitled to receive dividends. However, the holder of C Preferred Stock is entitled to receive an additional amount in cash or shares of Common Stock, at the Company's option, upon conversion of the C Preferred Stock. The additional amount is calculated based on an annual premium of 5% on the $10,000 per share stated value of the C Preferred Stock.

         In the event of the Company's liquidation or dissolution, the holder of the C Preferred Stock is entitled to receive in cash out of the Company's assets an amount per share of equal to $10,000 plus the additional amount described above. The holder of C Preferred Stock is entitled to receive these amounts in preference to the holders Company's Common Stock and any other junior class of the Company's capital stock.

         CONVERSION. Each share of C Preferred Stock is convertible into shares of the Common Stock at the option of the holder, at the option of the Company under certain circumstances after October 10, 2001, and mandatorily on the "maturity date" for the C Preferred Stock. The C Preferred Stock has an initial maturity date of October 10, 2002 for those outstanding shares of C Preferred Stock which can be converted into shares of Common Stock on that date without exceeding various limitations on such conversion. In general, for the outstanding shares of C Preferred Stock in excess of those subject to the October 10, 2002 maturity date, the maturity date is extended until five trading days after such shares can be converted into Common Stock without violating the applicable limitations on conversion (or after a triggering event as discussed below).

         The number of shares of Common Stock into which a share of C Preferred Stock may be converted (the "conversion rate,") is equal to $10,000 divided by the conversion price of the C Preferred Stock. The conversion price is initially equal to $7.0565 per share for the first nine months after the October 10, 2000 issuance date. After the first nine months (the "first reset date"), and every six months after the first reset date, the conversion price is required to be reset, if such reset involves a downward adjustment. The reset would be to the average of the two lowest closing bid prices of the Common Stock during the five consecutive trading days immediately preceding the reset date if that average is less than the then applicable conversion price. There is no minimum conversion price, but the number of shares that may be converted at any one time may be limited. For more information about limitations, see "--LIMITATIONS ON CONVERSION."

         The Company has reserved 2,196,750 shares of Common Stock for issuance upon conversion of the shares of the C Preferred Stock (including to satisfy the additional amounts discussed above). Depending on the conversion price, this amount may or may not be adequate to account for the total number of shares of Common Stock issuable upon such conversion.

         REDEMPTION. The holder of the C Preferred Stock has the right to require the Company to redeem all or a portion of its shares upon the announcement of a major transaction or the happening of a triggering event. Major transactions include a merger, consolidation, tender offer or sale of substantially all the Company's assets. Triggering events include a default under the Company's registration obligations with respect to the C Preferred Stock, the delisting of the Common Stock and a default with respect to the Company's conversion obligations, among other things.

         The redemption price upon the happening of these events would be equal to the greater of 120% of the liquidation value of the C Preferred Stock, and:

          o in the case of a major transaction, the product of the conversion rate in effect for the C Preferred Stock and the closing bid price on the date of the public announcement of the transaction; or

          o in the case of a triggering event, the product of the conversion rate in effect for the C Preferred Stock and the closing bid price immediately before the triggering event or on the date of the holder's redemption notice.

         In addition, to the extent that the Company is not able to issue the shares of Common Stock required to be issued upon the voluntary or mandatory conversion of the C Preferred Stock, the Company could be required to redeem the shares of C Preferred Stock that cannot be converted into Common Stock. The Company might be unable to issue the requisite number of shares of Common Stock because of the Exchange Cap.

         The redemption price for the C Preferred Stock under these circumstances would be the product of the conversion rate in effect for the C Preferred Stock and the closing bid price for the Common Stock on the applicable conversion date. If the Company does not timely pay the redemption price, such unpaid amount bears interest at the rate of 2% per month.

         LIMITATIONS ON CONVERSION. The issuance of shares of Common Stock upon conversion of the C Preferred Stock is limited to that amount which, after giving effect to the conversion, would cause the holder to beneficially own in excess of 4.99% or, together with other shares beneficially owned during the 60-day period prior to such conversion, beneficially own in excess of 9.99% of the outstanding shares of the Common Stock. These calculations exclude the number of shares of Common Stock which would be issuable upon:

          o conversion of the remaining, nonconverted shares of C Preferred Stock beneficially owned by the holder and its affiliates;

          o conversion of any of the B Preferred Stock or exercise of the warrants issued in connection with the B Preferred Stock beneficially owned by the holder and its affiliates; and

          o exercise or conversion of any of the unexercised or unconverted portion of any other of the Company's securities (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to this limitation beneficially owned by the holder and its affiliates.

         These limitations do not prevent the holder from reducing its beneficial ownership by sale or other transfer of Common Stock, and then acquiring additional shares of Common Stock, up to the beneficial ownership limits, by conversion of shares of C Preferred Stock.

         Conversion of the C Preferred Stock also is subject to the Exchange Cap discussed above.

STOCKHOLDER DILUTION

         The conversion of the B Preferred Stock and the C Preferred Stock may result in substantial dilution to other shareholders of the Common Stock.

         The following table illustrates the varying amounts of shares of Common Stock that would be issuable upon conversion of all 348 outstanding shares of B Preferred Stock and all 750 outstanding shares of C Preferred Stock at the indicated conversion prices (without regard to any limitation on conversion), assuming that all additional amounts are paid in shares of the applicable preferred stock.

                                 Number of Shares                      Percentage of
                                  of Common Stock                    Outstanding Common
 Conversion Price(1)        Issuable Upon Conversion(2)         Stock After Conversion(2)(3)
---------------------     -------------------------------      ------------------------------
     $0.50                         22,912,599                                 61%
     $1.00                         11,456,299                                 44%
     $1.50                          7,637,533                                 34%
     $2.00                          5,728,150                                 28%
     $3.00                          3,818,766                                 21%
    Maximum                         1,519,810                                  9%

-------------------------
(1) Although the provisions governing the B and C Preferred Stock with respect to their conversion prices are significantly different, the calculation assumes that the conversion price of the B and C Preferred Stock are equal. Until July 10, 2001, the conversion price of the C Preferred Stock is the maximum conversion price set forth in the table.
(2) Conversion into shares of Common Stock is subject to certain limitations (for example, the 4.99% and 9.99% beneficial ownership limitations and the availability of authorized shares, see "The Series B Convertible Preferred Stock" and "The Series C Convertible Preferred Stock").
(3) Based on 14,786,857 shares of common stock outstanding as of June 29, 2001, plus the number of shares of Common Stock issuable upon conversion at the assumed conversion price.
(4) The shares issuable upon conversion are subject to a maximum conversion price for the B Preferred Stock of $8.775 per share and a maximum conversion price for the C Preferred Stock of $7.0565 per share.

ADDITIONAL INFORMATION REGARDING THE TERMS OF THE SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANTS AND THE SERIES C CONVERTIBLE PREFERRED STOCK

         Copies of the relevant documents regarding the issuance of the B Preferred Stock and the C Preferred Stock were filed with the Securities and Exchange Commission as exhibits to the Company's Reports on Form 8-K, dated June 22, 1999 and October 12, 2000, respectively. Shareholders desiring a more complete understanding of these securities are urged to refer to such disclosures and exhibits.

         The Company will furnish to any shareholder upon receipt of a written or oral request, copies of these Reports on Form 10-K and Form 8-K, including exhibits, without charge, to the Corporate Secretary, Andrea Electronics Corporation, 45 Melville Park Road, Melville, New York 11747 (631) 719-1800.

         In connection with the Company's issuance of the B Preferred Stock and the related warrant and the C Preferred Stock, the Company filed registration statements on Form S-3 with the Securities and Exchange Commission on July 17, 1999, as amended September 13, 1999 and October 13, 1999, and on December 7, 2000, as amended January 16, 2001, January 31, 2001 and February 14, 2001, respectively. Those registration statements relate to the resale of the shares of Common Stock that are issuable upon conversion of the B Preferred Stock, and upon exercise of the warrants, and upon conversion of the C Preferred Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors understands that the approval by the shareholders of the issuance of the Common Stock upon conversion of the B Preferred Stock, upon the exercise of the warrant, and upon conversion of the C Preferred Stock, including any of the additional 250 shares of C Preferred Stock which the Investor has the option to purchase, has the potential to substantially dilute the interests of the existing holders of the Common Stock. Nevertheless, if the Company does not obtain shareholder approval necessary to issue the Common Stock, the Company could be required to redeem for cash the outstanding shares of B and C Preferred Stock which could not be converted into Common Stock because of the Exchange Caps in an amount equivalent to the market price of the Common Stock which it otherwise could issue upon such conversion. Therefore, in order to protect the interests of the Company and the holders of its Common Stock, the Board of Directors has determined that approving both Proposal Four and Proposal Five is advisable and in the best interest of the Company and its shareholders. In addition, the Company is contractually obligated to the Investor to seek stockholder approval for the issuance of shares in excess of the Exchange Caps once the market trading price of the Common Stock is at a level which could involve an issuance of shares upon conversion in excess of the Exchange Caps. If the Company does not timely seek such stockholder approval, the Company could be subject to a penalty of $250 per each outstanding share of B and C Preferred Stock for every 30 days the submission for stockholder approval is not timely.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FOUR, THE APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE COMPANY'S SERIES B CONVERTIBLE PREFERRED STOCK AND EXERCISE OF THE RELATED WARRANT.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FIVE, THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES C CONVERTIBLE PREFERRED STOCK.

PROPOSAL SIX:

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected the firm of Arthur Andersen LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2001, subject to ratification by the shareholders. Arthur Andersen LLP served as the Company's independent accountants for the year ended December 31, 2000. A representative of Arthur Andersen LLP is expected to be present at the meeting with an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS SELECTION.

         AUDIT FEES. The aggregate fees the Company incurred with Arthur Andersen LLP for the annual audit and for the review of the Company's Forms 10-Q for the fiscal year 2000 totaled $89,000.

         ALL OTHER FEES. The aggregate fees the Company incurred with Arthur Andersen LLP for all other non-audit services, including fees for tax-related services, during fiscal year 2000 totaled $139,936, which included fees for tax-related employee benefits, and other accounting related services. The Audit Committee has determined that the non-audit fees paid to Arthur Andersen LLP are compatible with maintaining Arthur Andersen LLP's independence.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its responsibility to the stockholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit.

         The Audit Committee is comprised of three directors, each of whom is independent under the American Stock Exchange's listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix B. The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required by Independence Standard No. 1. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                             SOLICITATION OF PROXIES

         The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. The Company has retained Georgeson Shareholder, a proxy solicitation firm, to assist in soliciting proxies. The Company will pay Georgeson Shareholder a fee of $7,000 plus reimbursement of out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

         Proposals of shareholders intended to be presented at the annual meeting for the fiscal year 2001 must be received at the Company's offices by March 8, 2002 for inclusion in the proxy materials relating to that meeting.

         The Company's Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must give written notice of such nominations and/or proposals to the Secretary not less than 90 days prior to the date of the annual meeting. A copy of the Bylaws may be obtained from the Company.

                                 OTHER BUSINESS

         Action may be taken on the business to be transacted at the meeting on the date provided in the Notice of the Annual Meeting or any date or dates to which an original or later adjournment of such meeting may be adjourned. As of the date of this Proxy Statement, the management does not know of any other matters to be presented at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, whether on the original date provided in the Notice of Annual Meeting or any dates to which any original or later adjournment of such meeting may be adjourned, it is intended that the holders of the proxy will vote in accordance with their best judgment. Unless otherwise required, any such matter properly coming before the Annual Meeting will be decided by a majority of the votes cast with respect to such matter, with abstentions and broker "non-votes" not considered as votes cast and, accordingly, having no effect on the vote with respect to such matter.

                                             By Order of the Board of Directors


                                             /s/ Richard A. Maue
                                             ---------------------------
                                             Richard A. Maue
                                             Secretary

Melville, New York
July 6, 2001

                                   Appendix A

                         ANDREA ELECTRONICS CORPORATION
                                 1998 STOCK PLAN

1. PURPOSES OF THE PLAN. The purposes of this Stock Plan are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.       DEFINITIONS. As used herein, the following definitions shall apply:

         a. "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

         b. "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

         c. "Board" means the Board of Directors of the Company.

         d. "Code" means the Internal Revenue Code of 1986, as amended.

         e. "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

         f. "Common Stock" means the Common Stock of the Company.

         g. "Company" means Andrea Electronics Corporation, a New York corporation.

         h. "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

         i. "Director" means a member of the Board.

         j. "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

         k. "Employee" means any person, including Section 16(b) Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock

Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         l. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         m. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, based on such source as the Administrator deems reliable;

                  (iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

         n. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         o. "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         p. "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

         q. "Section 16(b) Officer" means a person who is an officer of the Company within the meaning of Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder.

         r. "Option" means a stock option granted pursuant to the Plan.

         s. "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

         t. "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

         u. "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

         v. "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

         w. "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         x. "Plan" means this 1998 Stock Plan.

         y. "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

         z. "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

         aa. "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         bb. "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

         cc. "Service Provider" means an Employee, Director or Consultant.

         dd. "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

         ee. "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

         ff. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 3,675,000 Shares, plus any adjustments as provided for herein. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.       ADMINISTRATION OF THE PLAN.

         a.       PROCEDURE.

                  (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

                  (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of
                           Section 162(m) of the Code.

                  (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by the Board or a Committee of two or more "non-employee directors" within the meaning of Rule 16b-3.

                  (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or
                           (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

         b. POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                  (i)      to determine the Fair Market Value;

                  (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

                  (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                  (iv)     to approve forms of agreement for use under the Plan;

                  (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                  (vi)     to institute an Option Exchange Program;

                  (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                  (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to subplans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                  (ix) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                  (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                  (xi) to authorize any person to execute on behalf of the Company any Instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                  (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

         c. EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.       LIMITATIONS.

         a. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         b. Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

         c.       The following limitations shall apply to grants of Options:

                  (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

                  (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

                  (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section
                           13), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.       OPTION EXERCISE PRICE AND CONSIDERATION.

         a. EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                  (i)      In the case of an Incentive Stock Option:

                           (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

                           (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of Fair Market Value on the date of grant pursuant to a merger or other corporate transaction.

         b. WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

         c. FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                  (i)      cash;

                  (ii)     check;

                  (iii)    promissory note;

                  (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                  (v) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

                  (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                  (vii)    any combination of the foregoing methods of payment;
                           or

                  (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.      EXERCISE OF OPTIONS.

         a. PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed exercised when the Company receives:
                  (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.

                  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.

                  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

                  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         b. TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

                  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         c. DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         d. DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of

                  Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have been entitled to exercise the Option on the date of death. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         e. BUYOUT PROVISIONS. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.      STOCK PURCHASE RIGHTS.

         a. RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

         b. REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

         c. OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

         d. RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR
ASSET SALE.

         a. CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         b. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

         c. MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15.      AMENDMENT AND TERMINATION OF THE PLAN.

         a. AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

         b. SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

         c. EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

16.      CONDITIONS UPON ISSUANCE OF SHARES.

         a. LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         b. INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                   Appendix B

                 ANDREA ELECTRONICS CORPORATION (THE "COMPANY")
                           THE AUDIT COMMITTEE CHARTER

         The primary function of the Audit Committee is to assist the Company's Board of Directors in fulfilling its oversight responsibilities by reviewing the systems of internal controls that management and the Board of Directors have established, the financial information that will be provided to the Company's shareholders and others, and the overall audit process.

         The Audit Committee shall have the power to conduct or authorize investigations within the Committee's scope of responsibilities, as outlined below. The Committee shall be empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

         The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

         The Committee shall be comprised of at least three independent directors, one of which shall be appointed as Chairman of the Committee by the Company's Chairman of the Board of Directors. The membership of the Committee shall be renewed annually by the Board of Directors.

         The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

         In meeting its responsibilities, the Audit Committee shall:

         1. Inquire of management, the Chief Financial Officer, and the Independent Public Accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

         2. With input from internal and external auditors, periodically discuss with management the state of the Company's internal control system and provide guidance and oversight as needed.

                  Consider and review with the Independent Public Accountants and the Chief Financial Officer:

                  a. The adequacy of the Company's internal controls including computerized information systems controls and information security;

                  b. Any related significant findings and recommendations of the Independent Public Accountants together with management's responses thereto;

         3. Review and evaluate the audit scope and plan of the Independent Public Accountants.

         4. Review with management, including the Chief Financial Officer, and the Independent Public Accountants at the completion of the annual examination:

                  a. The Company's annual financial statements and related footnotes;

                  b. The Independent Public Accountant's audit of the financial statements and their report thereon;

                  c. Any significant changes required in the Independent Public Accountant's audit plan;

                  d. Any difficulties or disputes with management encountered during the course of the audit;

                  e. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards;

         5. Review and discuss, without management or the outside auditors present, the information disclosed to the audit committee described in 1 through 4, above.

         6. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

         7. Require presentations from management personnel on key functional activities of the Company, including information technology, taxes, treasury, environmental and legal matters.

         8. Review policies, procedures, and summary reports with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the Independent Public Accountants.

         9. Review with the Independent Public Accountants the results of their review of the Company's monitoring compliance with the Company's code of conduct.

         10. Meet with the Chief Financial Officer, the Independent Public Accountants, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

         11. Review filings with the SEC and other published documents containing the Company financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

         12. Confirm and assure the independence of the Independent Public Accountants by reviewing evidence of such presented orally or in writing. Included in this confirmation shall be a review and discussion of all outstanding job arrangement letters and corresponding fees provided by the Independent Public Accountants.

         13. Review and update the Committee's charter with the Board of Directors annually.

         14. Recommend to the Board of Directors the Independent Public Accountants to be nominated, approve the compensation of the Independent Public Accountants, and review and approve the discharge of the Independent Public Accountants should the need occur.

         15. Provide an open avenue of communication between the Chief Financial Officer, the Independent Public Accountants, and the Board of Directors.

         16. Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate, including an estimated timetable to complete such actions.

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                         ANDREA ELECTRONICS CORPORATION
      Solicited By The Board Of Directors for Annual Meeting To Be Held on
                                August 7, 2001.
                                      PROXY

The undersigned Shareholder(s) of ANDREA ELECTRONICS CORPORATION, a New York corporation ("Company"), hereby appoints John N. Andrea and Douglas J. Andrea, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on August 7, 2001 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted "FOR" all of the following proposals.

1. To elect the following Directors: John N. Andrea.; Douglas J. Andrea; Christopher P. Sauvigne; Gary A. Jones; Scott Koondel; Jack Lahav; John R. Larkin; and Paul M. Morris.

                       [ ] FOR           [ ] WITHHELD

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided)

--------------------------------------------------------------------------------
2. To authorize an amendment to the Restated Certificate of Incorporation, as amended, of the Company to increase the authorized shares of Common Stock to 70,000,000 shares from 35,000,000 shares.

                       [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

3. To approve and authorize an amendment to the Andrea Electronics Corporation 1998 Stock Plan, to increase the number of shares of common stock issuable thereunder to 4,375,000 shares from 3,000,000 shares.

                       [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

4. To approve the issuance of shares of Common Stock upon the conversion of the Company's Series B convertible preferred stock and upon exercise of the related warrant to the extent such issuance would require stockholder approval under standards of the American Stock Exchange.

                       [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)
5. To approve the issuance of shares of Common Stock upon the conversion of the Company's Series C convertible preferred stock to the extent such issuance would stockholder approval under the standards of the American Stock Exchange.
                       [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

6. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 2001.

                       [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

[ ] I plan on attending the Annual Meeting.

                                    Date _________________________________, 2001

                                    --------------------------------------------
                                                   Signature
                                    --------------------------------------------
                                           Signature if held jointly

                                    Please sign exactly as name appears above.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.